Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
First Quarter 2004 Results

- Company Reports Funds from Operations of $1.10 Per Share (Diluted), Up 6%, and
Net Income Available to Common Stockholders of 67 Cents Per Share (Diluted),
Up 29%, for First Quarter 2004 Over First Quarter 2003 -

Highlights

  First Quarter 2004 Funds from Operations (FFO) of $1.10 Per Share (Diluted)
  First Quarter 2004 Total Revenues Up 7%, FFO Up 8% and FFO Per Share (Diluted) Up 6% Over First Quarter 2003
  First Quarter 2004 Net Income Available to Common Stockholders of 67 Cents Per Share (Diluted), Up 29% Over First Quarter 2003
  Executed 23 Leases for 295,000 Square Feet of Space
  Closed Sale of 42,000 Square Foot Office Property in Suburban Washington D.C.
  Closed $38 Million Fixed Rate Loan

PASADENA, CA. - May 3, 2004 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the quarter ended March 31, 2004.

For the first quarter of 2004, Alexandria reported FFO of $21,469,000, or $1.10 per share (diluted), on total revenues of $42,775,000, compared to FFO of $19,840,000, or $1.04 per share (diluted), on total revenues of $40,039,000 for the first quarter of 2003. Comparing the first quarter of 2004 to the first quarter of 2003, total revenues increased 7%, FFO increased 8% and FFO per share (diluted) increased 6%. FFO is a non-GAAP measure widely used by publicly- traded real estate investment trusts. A reconciliation of FFO to GAAP net income is included in the financial information accompanying this press release. Net income available to common stockholders for the first quarter of 2004 was $13,115,000, or 67 cents per share (diluted), compared to net income available to common stockholders of $9,924,000, or 52 cents per share (diluted), for the first quarter of 2003. Net income for the first quarter of 2004 includes a gain on sale of property aggregating $1,627,000, while net income for the first quarter of 2003 includes a loss on sale of property aggregating $455,000.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2004 RESULTS

The Company announced that it had executed a total of 23 leases during the first quarter of 2004 for approximately 295,000 square feet of space at 14 different properties (excluding 16 month-to-month leases for approximately 61,000 square feet which were effective during the quarter). Of this total, approximately 133,000 square feet were for redeveloped, developed or previously vacant space at eight properties, approximately 112,000 square feet of which were delivered from the Company's redevelopment or development programs, with the remaining approximately 21,000 square feet for previously vacant space. The remaining approximately 162,000 square feet were for new or renewal leases related to previously leased space. Rental rates for new or renewal leases were on average approximately 11% higher (on a GAAP basis) than expiring leases.

The Company announced the closing of the sale in February 2004 of an office property containing approximately 42,000 square feet in Suburban Washington D.C. at a gain of approximately $1.6 million. The Company also announced the closing of a secured debt financing for $38 million in March 2004. The debt bears interest at 5.82%, is payable based on a 28-year amortization schedule, and is due in 2016.

Based on the Company's current view of existing market conditions and certain current assumptions, the Company has updated its prior earnings guidance:

	2004	2005
Fully diluted net income per common share *	$2.45	$2.82
Fully diluted FFO per common share	$4.48	$4.73
* excludes gains or losses on sales of real estate

In providing this guidance, the Company stated that its Series A preferred stock may be redeemed on or after June 14, 2004. The write-off of offering costs in connection with any assumed redemption of this preferred stock, if at all, has not been considered or reflected in the guidance set forth above.

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate operating company principally focused on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product and service companies, not-for-profit scientific research institutions, universities and related government agencies. Alexandria's portfolio currently consists of 89 properties comprising approximately 5.7 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

Alexandria Real Estate Equities, Inc. and Subsidiaries
Financial Information
(Unaudited)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Three Months    Three Months
                                                         Ended           Ended
                                                     March 31, 2004  March 31, 2003
                                                     --------------  --------------
Income statement data
Total revenues                                      $       42,775  $       40,039

Expenses
  Rental operations                                          8,735           8,576
  General and administrative                                 3,636           3,549
  Interest                                                   6,709           6,871
  Depreciation and amortization                              9,981           9,374
                                                     --------------  --------------
                                                            29,061          28,370

Income from continuing operations                           13,714          11,669

Income from discontinued operations, net                     1,626             480
                                                     --------------  --------------
Net income                                                  15,340          12,149

Dividends on preferred stock                                 2,225           2,225
                                                     --------------  --------------
Net income available to common stockholders         $       13,115  $        9,924
                                                     ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                              19,206,954      18,895,821
                                                     ==============  ==============
    -Diluted                                            19,584,003      19,136,372
                                                     ==============  ==============
Net income per common share
  -Basic
     Income from continuing operations              $         0.71  $         0.62
                                                     ==============  ==============
     Income from discontinued operations, net       $         0.08  $         0.03
                                                     ==============  ==============
     Net income                                     $         0.80  $         0.64
                                                     ==============  ==============
     Net income available to common stockholders    $         0.68  $         0.53
                                                     ==============  ==============
  -Diluted
     Income from continuing operations              $         0.70  $         0.61
                                                     ==============  ==============
     Income from discontinued operations, net       $         0.08  $         0.03
                                                     ==============  ==============
     Net income                                     $         0.78  $         0.63
                                                     ==============  ==============
     Net income available to common stockholders    $         0.67  $         0.52
                                                     ==============  ==============

Alexandria Real Estate Equities, Inc. and Subsidiaries
Financial Information
(Unaudited)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Three Months    Three Months
                                                          Ended           Ended
                                                      March 31, 2004  March 31, 2003
                                                      --------------  --------------
Funds from operations (1)

Net income                                           $       15,340  $       12,149
Add
   Depreciation and amortization (2)                          9,981           9,461
Subtract
   Dividends on preferred stock                              (2,225)         (2,225)
   (Gain) loss on sales of property (3)                      (1,627)            455
                                                      --------------  --------------
Funds from operations (FFO)                          $       21,469  $       19,840
                                                      ==============  ==============
FFO per common share
   -Basic                                            $         1.12  $         1.05
                                                      ==============  ==============
   -Diluted                                          $         1.10  $         1.04
                                                      ==============  ==============

Reconciliation of net income available to common
   stockholders per share (diluted) to FFO per
   common share (diluted)
Net income available to common stockholders per
   share (diluted)                                   $         0.67  $         0.52
                                                      ==============  ==============
Depreciation and amortization per common share (2)   $         0.51  $         0.49
                                                      ==============  ==============
(Gain) loss on sales of property per common share (3)$        (0.08) $         0.02
                                                      ==============  ==============
FFO per common share (diluted)                       $         1.10  $         1.04
                                                      ==============  ==============

                                                           As of           As of
                                                      March 31, 2004  March 31, 2003
Balance sheet data                                    --------------  --------------
  Rental properties, net                             $    1,016,385  $      974,015
  Total assets                                       $    1,294,820  $    1,211,291
  Total liabilities                                  $      783,096  $      723,599
  Stockholders' equity                               $      511,724  $      487,692

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the mis-correlation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of funds from operations ("FFO"). Since its introduction, FFO has become a widely used non- GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.
  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").
  (Gain) loss on sales of property relates to the disposition of a property in the Suburban Washington D.C. market during the quarter ended March 31, 2004 and the disposition of a property in the San Francisco Bay market during the quarter ended March 31, 2003. (Gain) loss on sales of property is included on the income statement in income from discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                               Quarterly Supplemental Financial Information
                                                                       For the Three Months Ended
                                                       3/31/2004   12/31/2003    9/30/2003    6/30/2003    3/31/2003
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of Revenues from Continuing Operations (a)
   Rental Income                                     $    33,774       32,686       31,258       31,248       31,222
   Tenant Recoveries                                       8,314        7,645        8,122        7,830        8,479
   Other Income                                              687          648          705          377          338
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $    42,775       40,979       40,085       39,455       40,039
                                                      ===========  ===========  ===========  ===========  ===========

Funds from Operations Per Share - Diluted (b)        $      1.10         1.08         1.06         1.05         1.04
Dividends Per Share on Common Stock                  $      0.60         0.58         0.56         0.53         0.53
Dividend Payout Ratio (Common Stock)                        54.2%        53.1%        52.6%        50.5%        50.8%

                                                                            As of
                                                       3/31/2004   12/31/2003    9/30/2003    6/30/2003    3/31/2003
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of Shares of Common Stock Outstanding
   at end of period                                   19,378,282   19,264,023   19,161,756   19,058,773   19,006,223
Number of Properties (c)
   Acquired/completed during period                            1            3           --           --            1
   Sold/reconstruction during period                          (1)          (1)          (1)          --           (2)
   Owned at end of period                                     89           89           87           88           88
Square Feet (c)
   Acquired/completed during period                      103,816      215,824           --           --       51,340
   Sold/reconstruction during period                     (42,142)    (171,475)     (96,500)          --      (70,281)
   Owned at end of period                              5,744,112    5,682,438    5,638,089    5,734,589    5,734,589

  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in April 2002 defines FFO as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains or (losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See page 4 for a reconciliation of FFO for the first quarter of 2004 to net income, the most directly comparable GAAP financial measure.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".

Alexandria Real Estate Equities, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(DOLLARS IN THOUSANDS)

                                                          March 31,   December 31,
                                                            2004          2003
                                                        ------------  ------------
Assets

  Rental properties, net                               $  1,016,385  $    982,297
  Properties under development                              131,955       153,379
  Cash and cash equivalents                                   4,356         4,985
  Tenant security deposits and other restricted cash         13,909        11,057
  Tenant receivables                                          2,504         1,969
  Deferred rent                                              34,559        31,503
  Investments                                                48,842        47,126
  Other assets                                               42,310        40,261
                                                        ------------  ------------
     Total assets                                      $  1,294,820  $  1,272,577
                                                        ============  ============

Liabilities and stockholders' equity
  Secured notes payable                                $    355,898  $    320,007
  Unsecured line of credit and unsecured term loan          363,000       389,000
  Accounts payable, accrued expenses and tenant
   security deposits                                         50,717        43,408
  Dividends payable                                          13,481        13,027
                                                        ------------  ------------
     Total liabilities                                      783,096       765,442

     Total stockholders' equity                             511,724       507,135
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,294,820  $  1,272,577
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2004
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates (1)
                                        Weighted Average
         Year              Amount       Interest Rates
-----------------------  -----------    --------------
         2004           $     7,718 (2)          7.72%
         2005                28,838 (3)          3.86%(3)
         2006                26,190              7.85%(3)
         2007                15,738              7.78%
         2008                38,505              7.20%
      Thereafter            238,688              7.07%
                         -----------    --------------
       Subtotal             355,677              6.93%
  Unamortized Premium           221     ==============
                         -----------
         Total          $   355,898
                         ===========

Secured and Unsecured Debt Analysis

                                               Weighted Average   Weighted
                                      % of       Effective         Average
                       Balance       Balance   Interest Rate      Maturity
                     -----------   ----------- --------------    -----------
Secured Debt        $   355,898         49.51%          6.93%    7.2 Years
Unsecured Debt          363,000 (4)     50.49%          2.63%(4) 3.4 Years
                     -----------   ----------- --------------    -----------
Total Debt          $   718,898        100.00%          4.75%    5.3 Years
                     ===========   =========== ==============    ===========

Floating and Fixed Rate Debt Analysis

                                               Weighted Average   Weighted
                                      % of       Effective         Average
                       Balance       Balance   Interest Rate      Maturity
                     -----------   ----------- --------------    -----------
Fixed Rate Debt     $   333,415         46.38%          7.20%    7.6 Years
Floating Rate Debt      385,483 (4)     53.62%          2.64%(4) 3.3 Years
                     -----------   ----------- --------------    -----------
Total Debt          $   718,898        100.00%          4.75%    5.3 Years
                     ===========   =========== ==============    ===========
  Excludes our unsecured line of credit.
  Of this amount, $3,331,000 represents the outstanding balance of a loan maturing in August 2004 which will be paid down with proceeds from our unsecured line of credit.
  Of this amount, $22,483,000 represents the outstanding balance on a loan related to a property developed in the San Francisco Bay market, which has a maturity of January 2005, and may be extended, at our option, for an additional year. If we extend the maturity of this loan to 2006, the weighted average interest rates for 2005 and 2006 would be 7.17% and 5.57%, respectively.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 8). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
March 31, 2004
(Dollars in thousands)
(Unaudited)

                                         Notional        Effective at  Interest
Transaction Dates   Effective Dates       Amounts       March 31, 2004 Pay Rates   Termination Dates
--------------- ----------------       -----------      ------------- -----------  ----------------
Hedges for Unsecured Line of Credit
--------------------------------
March 2002         December 31, 2002   $    50,000      $      50,000    5.364%     December 31, 2004

July 2002          January 1, 2003     $    25,000      $      25,000    3.855%     June 30, 2005

July 2002          January 1, 2003     $    25,000      $      25,000    3.865%     June 30, 2005

December 2002      January 2, 2003     $    25,000      $      25,000    3.285%     June 30, 2006

December 2002      January 2, 2003     $    25,000      $      25,000    3.285%     June 30, 2006

November 2002      June 1, 2003        $    25,000      $      25,000    3.115%     December 31, 2005

November 2002      June 1, 2003        $    25,000      $      25,000    3.155%     December 31, 2005

March 2004         December 31, 2004   $    25,000      $          --    2.956%     December 31, 2006

March 2004         December 31, 2004   $    25,000      $          --    2.956%     December 31, 2006
                                                        --------------
                                                        $     200,000

Hedges for Unsecured Term Loan
--------------------------------
December 2003      December 31, 2003   $    50,000      $      50,000     1.53%     December 31, 2004

December 2003      December 31, 2004   $    50,000      $          --     3.00%     December 30, 2005

December 2003      December 30, 2005   $    50,000      $          --     4.15%     December 29, 2006

December 2003      December 29, 2006   $    50,000      $          --     5.09%     October 31, 2008
                                                        -------------
                                                        $      50,000
                                                        -------------
Total Interest Rate Swaps in Effect at March 31, 2004   $     250,000
                                                        =============
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
March 31, 2004
(Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentage
                                         ----------- -----------  ---------- -----------
Markets
California - Pasadena                             1      31,343  $      526        63.3%(1)
California - San Diego                           21     938,446      26,270        95.0%
California - San Francisco Bay                   10     642,578      19,918       100.0%
Eastern Massachusetts                            10     640,317      21,929        86.8%
New Jersey/Suburban Philadelphia                  4     267,319       5,352       100.0%
Southeast                                         5     259,414       3,810        76.7%(1)
Suburban Washington D.C.                         19   1,526,856      26,084        91.7%
Washington - Seattle                              6     543,780      19,458        99.8%
                                         ----------- -----------  ---------- -----------
Total                                            76   4,850,053  $  123,347        93.2%(2)
                                         =========== ===========  ========== ===========
  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes occupancy at properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          3/31/04     3/31/03   % Change      3/31/04     3/31/03   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   34,198  $   33,660       1.6%   $   32,298  $   32,168      0.4%
Operating expenses           6,918       7,096      -2.5%        6,918       7,096     -2.5%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   27,280  $   26,564       2.7%   $   25,380  $   25,072      1.2%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "First Quarter Same Properties").

  Revenue less operating expenses computed under GAAP is total revenue associated with the First Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties, as applicable, (excluding termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line adjustments for the quarter ended March 31, 2004 and 2003 for the First Quarter Same Properties were $1,900,000 and $1,492,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended March 31, 2004

                                                                         Rental  TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate   Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes   Per Foot     Terms
                                --------- --------- --------- --------- -------- ----------- ---------
Lease Activity

  Lease Expirations
    Cash Basis                        38   499,944   $21.17      --        --        --         --
    GAAP Basis                        38   499,944   $21.78      --        --        --         --
  Renewed / Releasable Space Leased
    Cash Basis                        13   161,956   $22.35    $22.52     0.8%      $4.25     4.7 years
    GAAP Basis                        13   161,956   $22.27    $24.69    10.9%      $4.25     4.7 years
  Month-to-Month Leases In Effect
    Cash Basis                        16    60,784   $21.24    $21.28     0.2%       --         --
    GAAP Basis                        16    60,784   $22.27    $22.30     0.1%       --         --
  Redeveloped/Developed/
  Vacant Space Leased                 10   132,939     --      $19.58      --      $25.48    9.1 Years
    Cash Basis                        10   132,939     --      $28.73      --      $25.48    9.1 Years
    GAAP Basis

Leasing Activity Summary

  Excluding Month-to-Month Leases
    Cash Basis                        23   294,895     --      $21.20      --        --         --
    GAAP Basis                        23   294,895     --      $26.51      --        --         --
  Including Month-to-Month Leases
    Cash Basis                        39   355,679     --      $21.21      --        --         --
    GAAP Basis                        39   355,679     --      $25.79      --        --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
March 31, 2004

                         Square   Percentage of  Annualized Base
Year of   Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2004           59 (1)  356,463            7.3%          $24.21
  2005           28      304,595            6.2%          $28.70
  2006           35      809,016           16.5%          $24.55
  2007           19      364,744            7.4%          $23.69
  2008           13      319,560            6.5%          $28.13
  Includes 20 month-to-month leases for approximately 61,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
March 31, 2004

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	1Q05	45,000
Southeast	2Q05	96,000
Suburban Washington D.C.	4Q04	95,000
Suburban Washington D.C.	2Q05	73,000
Washington - Seattle	4Q04	62,000 (1)
Total		371,000

  Excludes certain portions of the property which were delivered to tenants effective 1Q04.

Our properties under development are ground-up development projects of office/laboratory facilities. As required under GAAP, interest is being capitalized on these projects, as activities are ongoing to bring the assets to their intended use.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
March 31, 2004

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped

California - San Diego	3Q05	17,590	17,590
California - San Diego	3Q05	71,510	71,510
California - San Francisco Bay	Various	153,837	35,515
California - San Francisco Bay	1Q05	98,964	35,016
California - San Francisco Bay	3Q04	32,074	11,000
Eastern Massachusetts	1Q05	96,150	66,540
Eastern Massachusetts	3Q04	46,700	46,700
New Jersey/Suburban Philadelphia	4Q04	37,000	37,000
New Jersey/Suburban Philadelphia	2Q05	42,600	42,600
Southeast	Various	119,916	42,912
Suburban Washington D.C.	2Q05	131,415	67,709
Washington - Seattle	TBD	46,303	22,239
Total		894,059	496,331

Average occupancy for properties under full or partial redevelopment as of March 31, 2004 was approximately 44.5% and is not included in the occupancy of the operating portfolio. Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Three Months Ended March 31, 2004
(Dollars in thousands)

Property-related capital expenditures (1)	$ 558
Leasing costs (2)	$ 114
Property-related redevelopment costs (3)	$ 19,228
Property-related development costs	$ 6,112

  Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 90% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants of approximately $952,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the First Quarter Ended March 31, 2004

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2004.

Date: May 3, 2004

Time: 4:00 P.M. Eastern Daylight Time

Phone Number: (913) 981-5558

Confirmation Code: 713458